Exhibit 99.1

FOR IMMEDIATE RELEASE

Media

Contact:  Dan Greenfield

EarthLink

404-748-7436

404-432-6526 (mobile)

greenfie@corp.earthlink.net

Contact:  Sal Cinquegrani

New Edge Networks

360-906-9723

847-420-1750 (mobile)

scinquegranis@newedgenetworks.com

Investors

Contact: Michael Gallentine

EarthLink

404-748-7153

404-395-5155 (mobile)

gallentineml@corp.earthlink.net

EARTHLINK TO ACQUIRE NEW EDGE NETWORKS

Deal Gives EarthLink Growth Platform for SME customers

ATLANTA and VANCOUVER, WA, DECEMBER 13, 2005– EarthLink, Inc. (NASDAQ: ELNK), the nation’s next generation Internet service provider (ISP), today announced the execution of a definitive agreement to acquire New Edge Networks, a privately-held single-source national provider of private Virtual Private Networks (VPNs) and secure multi-site managed data networks and dedicated access for businesses and communications carriers.

The acquisition of New Edge Networks will enable EarthLink to easily and quickly expand its business in the fast growing small and medium business market.  The Vancouver, Wash.-based company will give EarthLink one of the largest data communications networks in the country and a customer base that is expected to generate approximately $120 million in revenues in 2005.

Together, EarthLink and New Edge Networks will be able to package their voice, data, protection, and security tools to meet the rapidly growing demand for high-speed access and VPN services by both small office and home office (SOHO) users as well as small and medium enterprise (SME) customers.

“New Edge Networks is a tremendous growth platform for EarthLink to compete in the rapidly expanding SME networking market,” said Bill Heys, president of EarthLink’s value and small to medium enterprises business unit.  “This acquisition builds upon our existing suite of award-winning services for small businesses and gives New Edge Networks the added resources to strengthen its market position.”

“When we bring together EarthLink’s financial resources and reputation for outstanding customer service with our national network and proven track record of performance, we will be uniquely positioned for serving our customers and tapping the growing market for business networks,” said Dan Moffat, president and CEO of New Edge Networks.  “We believe this transaction benefits customers, investors and employees of both companies.”

Under the terms of the agreement, EarthLink will acquire 100 percent of New Edge Networks in a merger transaction for approximately $144 million, consisting of 2.6 million shares of EarthLink common stock and $114.3 million in cash, including cash to be used to satisfy certain liabilities.  The acquisition, which is subject to regulatory approvals and customary closing conditions, is expected to close in the first quarter of 2006.

EarthLink plans to retain New Edge Networks’ 345 employees and the New Edge Networks brand and operate the company as a wholly-owned subsidiary of EarthLink.  New Edge Networks will continue to be based in Vancouver, Wash.  With more than 20 years in the telecommunications industry, Dan Moffat will remain as president of New Edge Networks after the acquisition is completed.

For more information, visit www.earthlink.net.

Conference Call for Analysts and Investors

Investors in the U.S. and Canada interested in participating in the conference call on December 13, 2005 at 10:00 a.m. Eastern Standard Time (EST) may dial 1-800-706-0730 and reference the EarthLink call. Other international investors may dial 1-706-634-5173 and also reference the EarthLink call.

EarthLink recommends dialing into the call approximately 10 minutes prior to the scheduled start time.

EarthLink will use a PowerPoint presentation during this call. This presentation can be viewed by following the link below:

https://www.livemeeting.com/cc/vcc-ic01/join?id=ic01EarthLink&role=attend&pw=EarthLink.  Due to length of URL, please cut and paste into browser.

A replay of the PowerPoint presentation with audio will be available on our website beginning at 12:30 p.m. EST on December 13, 2005 through midnight on December 20, 2005 by dialing 1-800-642-1687. International callers should dial 1-706-645-9291. The replay confirmation code is 3375230.

A replay of the powerpoint presentation with audio will be available on our website at beginning at 12:30 p.m. EST on December 13, 2005 through midnight on December 20, 2005 located at:

http://phx.corporate-ir.net/phoenix.zhtml?c=77594&p=irol-audioArchives.

About New Edge Networks

New Edge Networks builds and manages broadband networks for businesses and communications carriers. Through its nationwide network of more than 850 switches and Internet routers, New Edge Networks uses various broadband access technologies for building business networks.  These include all types of DSL, Frame Relay, ATM, cable modems, and Satellite.  Its network coverage reaches 100 percent of U. S. business addresses.  New Edge Networks’ product suite of managed WAN and VPN services received Frost & Sullivan’s Telecommunications Services 2005 Product of the Year Award.   New Edge Networks is on the 2005 list of the 500 fastest growing companies compiled by Deloitte & Touche and Inc. magazine.  The company’s Web site is www.newedgenetworks.com.  Telephone:  1-360-693-9009.

About EarthLink

“EarthLink. We revolve around you (TM).” As the nation’s next generation Internet service provider, Atlanta-based EarthLink has earned an award-winning reputation for outstanding customer service and its suite of online products and services. Serving over five million subscribers, EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal online intrusions, and customizable features. Whether it’s dial-up, high-speed, voice, web hosting, wireless or “EarthLink Extras” like home networking or security, EarthLink provides the tools that best let individuals use and enjoy the Internet on their own terms. Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink’s Web site at www.EarthLink.net.

.# # #

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required pursuant to applicable law. With respect to forward-looking statements in this press release, the company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that we may not be able to successfully implement our broadband strategy which would materially and adversely affect our subscriber growth rates, future overall revenues and profitability; (2) that we may not successfully enhance existing or develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for Internet, wireless and wireline communications services, including our various voice and municipal broadband network initiatives; (3) that our service offerings may fail to be competitive with existing and new competitors; (4) that competitive product, price, or marketing pressures could cause us to lose existing customers to competitors, or may cause us to reduce prices for our services which would adversely impact average revenue per user; (5) that our commercial and alliance arrangements, including marketing arrangements with Sprint and Dell, may be terminated or may not be as beneficial to us as we anticipate; (6) that the continued decline of our narrowband revenues may adversely affect us; (7) that we may experience significant fluctuations in our operating results and rate of growth and we may not be able to sustain profitability; (8) that our third-party network providers may be unwilling or unable to provide Internet, wireline and wireless telecommunications access; (9) that we may be unable to maintain or increase our customer levels if we do not have uninterrupted and reasonably priced access to local and long distance telecommunications systems for delivering dial-up and/or broadband access, including, specifically, that integrated local exchange carriers and cable companies may not provide last mile broadband access to us on a wholesale basis or on terms or at prices that allow us to grow and be profitable in the broadband market, especially as a result of the recent U.S. Supreme Court ruling and FCC order concerning wholesale broadband access; (10) that service interruptions or impediments could harm our business; (11) that we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter licensing arrangements on unfavorable terms; (12) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (13) that government regulations could force us to change our business practices; (14) that we may not realize the benefits we are seeking from the Helio joint venture transaction, the New Edge Networks acquisition or other investment activities as a result of lower than predicted revenues or subscriber levels of the companies in which we invest or acquire, larger funding requirements for those companies or otherwise; (15) that our third-party providers for technical and customer support and billing services may be unable to provide these services on an economical basis or at all; (16) that if we are unable to successfully defend against legal actions, we could face substantial liabilities; (17) that we may be unable to continually develop effective business systems, processes and personnel to support our business; (18) that we may be unable to hire and retain qualified personnel, including our key executive officers; (19) that provisions in our certificate of incorporation, bylaws and shareholder rights plan could limit our share price and delay a change of management; (20) that our stock price has been volatile historically and may continue to be volatile; and (21) that some other unforeseen difficulties may occur. This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in the company’s business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in EarthLink’s filings with the Securities and Exchange Commission.

Additional Information about the Acquisition

In connection with EarthLink’s proposed acquisition of New Edge Networks, EarthLink will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 and New Edge Networks will file with the SEC an information statement, each of which will contain the information statement/prospectus of New Edge Networks and EarthLink in addition to other relevant documents concerning the acquisition.  We urge investors to read the information statement/prospectus and any other relevant documents when they become available because they will contain important information about New Edge Networks, EarthLink and the acquisition.  Investors will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov.  In addition, documents filed with the SEC by EarthLink can be obtained at http://www.sec.gov or by contacting EarthLink at the following address and telephone number:  1375 Peachtree Street, Atlanta, Georgia 30309, (404) 815-0770.  Documents filed by New Edge Networks with the SEC can be obtained by contacting New Edge Networks at the following address and telephone number:  3000 Columbia House Blvd., Suite 106, Vancouver, Washington 98661, (360) 693-9009.  We urge you to read the information statement/prospectus and any other relevant documents when they become available.